Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Ronald F. Valenta, Charles E. Barrantes and Christopher A. Wilson, jointly and severally, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and on his behalf to sign, execute and file the registration statement on Form S-1 filed by General Finance Corporation on June 30, 2009, Amendment No. 1 to the registration statement on Form S-1 filed by General Finance Corporation on June 30, 2009 and any or all amendments (including, without limitation, post-effective amendments) to the registration statement on Form S-1 filed by General Finance Corporation on June 30, 2009, and to file the same, with all exhibits thereto and any and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his or her substitute or substitutes, have done, may lawfully do or may cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Ronald Valenta Ronald Valenta	Chief Executive Officer and Director	June 30, 2009

/s/Charles E. Barrantes Charles E. Barrantes	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)	June 30, 2009

/s/ James B. Roszak James B Roszak	Director	June 30, 2009

/s/ Lawrence Glascott Lawrence Glascott	Director	June 30, 2009

/s/ Manuel Marrero Manuel Marrero	Director	June 30, 2009

/s/ David M. Connell David M. Connell	Director	June 30, 2009

/s/ Susan L. Harris Susan L. Harris	Director	June 30, 2009